EXHIBIT 99


                         BIRMINGHAM UTILITIES, INC.
                         1994 STOCK INCENTIVE PLAN


                                 ARTICLE I.
                        Purpose and Scope of the Plan

   1.01 Purpose. The purpose of the Birmingham Utilities, Inc. 1994 Stock Incentive Plan (the "Plan") is to promote the long-term success of Birmingham Utilities, Inc. by providing financial incentives to key employees who are in a position to make significant contributions toward such success. The Plan is designed to attract and retain key employees and to encourage them to acquire a proprietary interest in the Company and thereby to increase their personal interest in the long-term success of the Company.

   1.02 Definitions. Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

   "Board of Directors" or "Board" means the Board of Directors of the Company.

   "Business Day" shall mean any day except Saturday, Sunday or a legal holiday in the State of Connecticut.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Committee" means the Personnel and Pension Committee of three or more members appointed by the Board of Directors and selected from those directors who are not employees of the Company, its parent or any Subsidiary, as defined in Section 424(e) and (f) of the Code. The Board may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

   "Common Stock" means the common stock, without par value, of the Company.

   "Company" means Birmingham Utilities, Inc., a Connecticut   corporation.

   "Disability", as applied to a Grantee, means permanent and total disability as defined in Section 22(e)(3) of the Code.

   "Employee" means any employee of the Company or any of its Subsidiaries.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Fair Market Value" of a share of Common Stock on any particular date is the average of the high and low sales price of a share of Common Stock on the NASDAQ Small Cap Market (or any exchange on which the Common Stock is then traded) as reported for that date by NASDAQ or, if no sales price is reported for that date, the average bid quotation for the Common Stock on that date as reported by NASDAQ; provided, however, that if no such sales or quotation are reported by NASDAQ for such date, the Fair Market Value of a share of Common Stock on such date shall be the average of the high and low sales price or, if no sales price is reported for that date, the average bid quotation as reported by NASDAQ for the first Business Day immediately after such date on which such sales or quotation are reported.

   "Grant Date," as used with respect to a particular award, means the date on which such award is granted by the Committee pursuant to the Plan.

   "Grantee" means an individual to whom an award has been granted by the Committee pursuant to the Plan.

   "Immediate family members" of a Grantee means the Grantee's children, grandchildren and spouse.

   "Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option as described in Section 422 of the Code.

   "Key Employee" means any Employee who, in the judgment of the Committee, is in a position to contribute significantly to the growth and prosperity of the Company.

   "Non-qualified Stock Option" means any Option other than an Incentive Stock Option.

   "Option" means an option, granted by the Committee pursuant to Article II, to purchase shares of Common Stock and which shall be designated as either an "Incentive Stock Option" or a "Non-qualified Stock Option."

   "Option Period" means the period beginning on the Grant Date and ending such day as determined by the Committee with such day being prior to the tenth anniversary of the Grant Date.

   "Performance Stock" means an award entitling the Grantee to payment of shares of Common Stock or cash or a combination thereof contingent upon the attainment of performance objectives determined in the discretion of the Committee.

   "Plan" means the Birmingham Utilities, Inc. 1994 Stock Option Plan as set forth herein and as amended from time to time.

   "Restricted Stock" means an award of Common Stock with such restrictions placed thereon as the Committee in its discretion deems appropriate.

   "Retirement", as applied to an Employee, shall mean a termination of employment with the Company which qualifies for the payment of retirement benefits under the qualified pension plan applicable to such employee or a termination of employment which occurs following the Employee's attaining age 62 with ten years of service to the Company.

   "Subsidiary" shall mean a "subsidiary corporation" of the Company as defined in Section 425(f) of the Code.


   1.03  Aggregate Limitation.

        (a) The aggregate number of shares of Common Stock to be delivered under the Plan shall not exceed 35,000 shares, subject to adjustment in accordance with Section 3.06.
        (b) Any shares of Common Stock to be delivered or purchased or used for reference purposes under the Plan shall be issued from the Company's authorized but unissued shares of Common Stock or from shares of Common Stock held in the treasury, at the discretion of the Board.
        (c) If any shares are subject to an award which for any reason expires or terminates during the term of the Plan prior to the issuance of such shares or other payment of such awards, the shares subject to but not delivered under such award shall be available for issuance under the Plan. In the case of an award of Restricted Stock any part of which is forfeited prior to full vesting, such shares as are forfeited prior to vesting shall be available for issuance under the Plan. The shares referenced in an exercised stock appreciation right, shares in lieu of which an optionee elects to receive cash, or shares under a related option which is surrendered upon the exercise of a stock appreciation right shall all be charged against the aggregate number of shares available for issuance under the Plan.

   1.04  Administration of the Plan.

         (a) The Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (within the limitations described herein) to select the employees to be granted awards under the Plan, to determine the type, size and terms of awards to be made to each employee selected, to determine the time when awards will be granted to employees, to establish objectives and conditions, if any, for earning such awards and to determine whether such awards will be paid after the end of an award period. The Committee shall have full power and authority to administer and interpret the Plan, to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable, to accelerate the exercisability or vesting of all or any portion of any Option or to extend the period during which an Option is exercisable and to make all other determinations necessary or advisable in order to administer the Plan. The Committee's interpretation of the Plan and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Grantees and any other employee of the Corporation or any of its subsidiaries.

     (b) Options, stock appreciation rights, dividend equivalents, Restricted Stock and Performance Stock shall be evidenced by written agreements which shall contain such terms and conditions consistent with the Plan as may be determined by the Committee. Each agreement shall be signed on behalf of the Corporation by the Chief Executive Officer or other duly authorized officer of the Corporation.

    (c) All decisions made by the Board of Directors pursuant to the provisions of the Plan shall be final and conclusive.

   1.05 Effective Date and Duration of Plan. The Plan shall become effective upon its adoption by the Board; provided that no Option or award granted pursuant to the Plan shall be exercised or will vest prior to the approval of the Plan by (1) the shareholders of the Company within twelve
(12) months of its adoption by the Board, and (2) the Connecticut Department of Public Utility Control ("DPUC"). Unless previously terminated by the Board, the Plan shall terminate, as to any shares as to which Options or awards have not theretofore been granted, on the tenth anniversary of its adoption by the Board. Subject to the provisions of Section 2.02(f) hereof, the period during which an award under the Plan may be exercised shall be the period, expiring not later than the tenth anniversary of the Grant Date of the award, as may be determined by the Committee.

     1.06  Awards.

           (a) Types. Awards under the Plan shall be made with reference to shares of Common Stock and may include, but need not be limited to, shares of stock, which may be granted with or without restrictions in the discretion of the Committee, options, stock appreciation rights, dividend equivalents and Performance Stock. The Committee may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan.

          (b) Performance Goals. The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of the Corporation and/or its subsidiaries as it may select.

          (c) Guidelines. From time to time, the Committee may adopt written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and terms of awards to be made to Employees and the conditions for payment of such awards. The Committee may determine the amount and form of consideration, if any, payable on the issuance or exercise of awards of stock, whether granted with or without restrictions, and awards of Performance Stock. However, Common Stock to be issued for such awards shall be issued either at no cost, provided the consideration received for such shares is, in the opinion of counsel to the Company, adequate under the laws of the Company's state of incorporation, or a price not to exceed the par value of such shares. Grantees of awards of stock, whether granted with or without restrictions, and awards of Performance
Stock must accept such awards by execution of a written agreement with the Company in such form as the Committee determines not more than sixty (60) days following the award date or else such rights shall expire.

                                 ARTICLE II.
                       Stock Options and Other Awards

   2.01 Grant of Options. Key Employees shall be eligible to receive Options under the Plan. Directors who are not Employees shall not be eligible to receive Options.

   Each Option shall be exercisable from time to time during such periods and in such manner and number of shares as determined by the Committee and set forth in the Agreement evidencing such Option, provided that no Option granted under the Plan to a person subject to the requirements of Section 16 of the Exchange Act shall be exercisable in whole or in part prior to the expiration of six (6) months from its Grant Date except in the case of death or Disability. The date of exercise shall be the date on which payment is received by the Company. The term of each Option shall be determined and may be extended by the Committee, but in no event shall the term of an Option exceed ten (10) years.

     2.02  Option Requirements.

           (a) Each Option shall be designated as an Incentive Stock Option or a Non-Qualified Stock Option and shall be evidenced by a written instrument specifying the number of shares of Common Stock that may be purchased by its exercise and containing such terms and conditions consistent with the Plan as the Committee may determine.

          (b) An Option shall not be granted on or after the tenth anniversary of the date upon which the Plan is adopted by the Board or, if earlier, the tenth anniversary of the date upon which the Plan is approved by the shareholders of the Company.

          (c) An Option shall not be exercisable after the expiration of the Option Period.

          (d) The Committee may provide, in the instrument evidencing an Option, for the lapse of the Option, prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

          (e) The option price per share of Common Stock shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date, provided, however, that the option price per share of Common Stock on the date of exercise shall not be less than the par value per share of Common Stock, if any, on the date of exercise.

          (f) Upon the termination of a Grantee's employment by the Company or any of its Subsidiaries for any reason the Grantee may exercise an Option, to the extent such Option was exercisable on the date of such termination, until the earlier of the expiration of its original term or:

              (i) If such termination is due to Retirement, three (3) months after such termination in the case of an Incentive Stock Option and twelve months after such termination in the case of a Non-Qualified Stock Option;

              (ii) If such termination is due to Disability, one (1) year after such termination in the case of an Incentive Stock Option and three years after such termination in the case of a Non-Qualified Stock Option;

              (iii) Upon the death of any such Grantee while in active
                    service or of any such disabled or retired Grantee within the above-referenced period, the person or persons to whom the rights under the Option are transferred by will or the laws of descent and distribution may, within twelve months after the date of the Grantee's death, exercise some or all of the Grantee's Options which were exercisable on the date of death by the Grantee.

              (iv) If such termination is for any other reason, Grantee may, within three months after the date of such termination, purchase some or all of the shares covered by the Grantee's Options which were exercisable immediately prior to such termination, provided that, notwithstanding the foregoing, the Options of a Grantee shall automatically terminate as of the date his or her employment is terminated, if terminated on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

              (v) An Incentive Stock Option not exercised within three months (twelve months in the case of Disability) after the date of termination due to Disability or Retirement may be exercised within twelve months in the case of Retirement and three years in the case of Disability after the date of such termination but no longer will be eligible for the treatment afforded Incentive
                    Stock Options under Section 422 of the Code.


   Leaves of absence for such periods and purposes conforming to the personnel policy of the Company as may be approved by the Committee shall not be deemed terminations or interruptions of employment.

   In the event that a Grantee to whom a stock appreciation right has been granted ceases employment with the Company, its parent and subsidiaries for any reason, including death, Disability or Retirement, such stock appreciation right shall be exercisable only to the extent and upon the conditions that its related Option, if any, is exercisable under this subparagraph (f) of this Article, or as provided in a stock appreciation rights agreement, if such right is granted without a related option.

   The Committee may adopt rules and regulations, whether or not inconsistent with this Article, but not inconsistent with the provisions of Section 422 of the Code, setting forth the terms and conditions of awards relating to the Grantee's rights in the event of termination of employment.

         (g) A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Company and shall tender to the Company the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock valued as provided in Section 3.02 hereof or a combination of cash and/or such other form of property.

   2.03  Incentive Stock Option Requirements.

         (a) An Option designated by the Committee as an "Incentive Stock Option" is intended to qualify as an "incentive stock option" within the meaning of Subsection (b) of Section 422 of the Code and shall satisfy, in addition to the conditions of Section 2.02, the conditions set forth in this
Section 2.03.

         (b) An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary unless the requirements of subsection (c) hereof are satisfied.

         (c) If any employee to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

              (i) The option price per share of the Common Stock subject to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of one share of Common Stock on the date of grant; and
              (ii) The option exercise period shall not exceed five years from the date of the grant.

          In determining whether the ten percent (10%) threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply.

        (d) The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all such plans of the Grantee's employer corporation and its parent and Subsidiary corporations) shall not exceed $100,000.

        (e) Except as modified by the preceding provisions of this Section 2.03, all of the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

   2.04  Stock Appreciation Rights.

   The Committee may also grant stock appreciation rights to Key Employees. Stock appreciation rights granted in conjunction with Options under the Plan may be granted either at the time of grant of such Options pursuant to the Plan or by subsequent action prior to the exercise, termination or expiration of such Options. Such stock appreciation rights shall be subject to the same terms and conditions as the related Options and may be exercised only at a time when the Fair Market Value of a share of Common Stock exceeds the option price for such shares, the Options are otherwise exercisable, and if, at the time of such exercise, the Grantee surrenders the privilege of exercising the related Options to the extent that the Grantee exercises a stock appreciation right. In the event of a grant of stock appreciation right without a related option, the Common Stock price referenced in such grant shall not be less than the Fair Market Value per share of Common Stock on the Grant Date.

   Upon exercise of a stock appreciation right and surrender of the related Option (or any portion of such Option), if any, the Grantee shall be entitled to receive, subject to the provisions of the Plan and such rules and regulations as may be established by the Committee, a payment equal to the product of (A) the excess of (i) the Fair Market Value of one share of Common Stock at the time of such surrender over (ii) the price per share specified in such related Option or stock appreciation rights agreement, times (B) the number of such shares called for by the related Option, or portion thereof, which is so surrendered or specified in such stock appreciation rights agreement. Such payment shall be made as determined by the Committee, in its sole discretion, either in (i) cash, or (ii) shares of Common Stock valued at Fair Market Value as of the date of exercise, or (iii) partly in cash and partly in shares of Common Stock. Neither a stock appreciation right held by a Grantee who is an officer or director of the Company, the exercise of which would result in a cash payment, nor any related Option shall be exercisable during the first six months of the option period (or during the first six months from the Grant Date of the stock appreciation right if granted subsequently to the related Option). If, upon settlement of a stock appreciation right, a Grantee is to receive payment or a portion thereof in shares of Common Stock, the number of shares shall be determined by dividing such payment or portion by the Fair Market Value of a share of Common Stock on the date of exercise. However, if the Committee, in its discretion, decides to permit a Grantee who is an officer or director of the Corporation to elect to receive cash in full or partial settlement of the exercise of a stock appreciation right, then such election shall be made during the period beginning on the third business day following the date of release for publication of quarterly and annual summary statements of sales and earnings of the Corporation and ending on the twelfth business day following such date, unless a different period is specified in Rule 16b-3 under the Exchange Act, as in effect at the time of such exercise, or any law, rule, regulation or other provision that may hereafter replace such Rule (the
"Window Period").

     The Committee shall also determine whether, and if so to what extent, the exercise of an Option shall be required as a condition to the exercise of a related stock appreciation right. No stock appreciation right can be exercised by a Grantee who is an officer or director of the Company unless the Company has been subject to the reporting requirements of Section 13 of the Exchange Act for at least one year prior to the date of said exercise and has filed all reports and statements required to be filed pursuant to that section during that period.

   2.05  Dividend Equivalents.

   The Committee may also grant dividend equivalents to employees granted related awards under the Plan pursuant to rules and regulations adopted by the Committee. The Committee may require or permit the immediate payment or the waiver, deferral or investment of (1) dividends paid on awards under the Plan, and (2) amounts equal to dividends which would have been paid if shares subject to an award had been outstanding on the dividend record date. No payment, credits or accruals shall be made on shares subject to an award which are not yet issued and outstanding on account of the payment of a stock dividend or other distribution in kind on the Common Stock.

                                ARTICLE III.
                             General Provisions

   3.01 Exercise of Options and Stock Appreciation Rights and Payment of Other Awards.

         (a) No Option or stock appreciation right may be exercised and no other award will vest or be paid prior to the approval of the Plan by the Company's shareholders and the DPUC.
         (b) No Option or stock appreciation right may at any time be exercised with respect to a fractional share or exercised in part with respect to fewer than twenty-five (25) shares. No fractional shares shall be issued and the Committee shall determine whether cash shall be paid in lieu of such fractional shares or such fractional shares shall be eliminated.
         (c) No shares shall be delivered pursuant to the exercise of any Option or in payment of an award, in whole or in part, until qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto and until payment in full of the option price is received by the Company in cash, by check or in stock as provided in
Section 3.02 hereof or, if authorized by the Committee's regulations and accomplished in accordance therewith, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds sufficient to pay the option price. Neither a Grantee nor such Grantee's legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such Option unless and until a certificate or certificates therefor is issued in his or her name or in the name of a person designated by him or her.

   3.02 Stock as Form of Exercise Payment. A Grantee may elect to use Common Stock valued at the Fair Market Value on the last business day preceding the exercise date to pay all or part of the exercise price of an award, provided, however, that such form of payment shall not be permitted unless at least one hundred (100) shares of Common Stock are delivered for such purpose and the shares delivered have been held by the Grantee for at least six months.

   3.03 Withholding Taxes for Awards. Each Grantee exercising an award as a condition to such exercise shall pay to the Company the amount, if any, required to be withheld from distributions resulting from such exercise under applicable Federal and State income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from such exercise is includable in the Grantee's gross income for Federal income tax purposes (the "Tax Date"). The Grantee may satisfy this requirement by electing one of the following methods (or a combination thereof), which election is subject to the approval of the Committee:

         (i) remitting to the Company in cash or by check the amount of such Withholding Taxes;

         (ii) remitting to the Company a number of shares of Common Stock having an aggregate Fair Market Value as of the last business day preceding the Tax Date equal to the amount of such Withholding Taxes;

         (iii) electing to have the Company withhold from such distribution the number of shares of Common Stock having an aggregate Fair Market Value as of the last business day preceding the Tax Date equal to the amount of such Withholding Taxes.

Any election by a Grantee pursuant to clause (ii) or (iii) of this Section
3.03 must be made on or prior to the Tax Date and will be irrevocable. In addition, if the Grantee is subject to Section 16 of the Exchange Act, an election pursuant to clause (ii) or (iii) of this Section 3.03 cannot be made until at least six (6) months after the Grant Date of the Option (except that this limitation shall not apply in the event the death or Disability of the Grantee occurs prior to the expiration of the six (6) month period), and such election must be made either by the date which is at least six (6) months prior to the Tax Date or during any period beginning prior to the Tax Date which begins on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date.

   3.04 Transfer of Awards. An award shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code, and, during the Grantee's lifetime, shall be exercisable only by the Grantee, except that the Committee may:

         (i) permit exercise, during the Grantee's lifetime, by the Grantee's guardian or legal representative; and

         (ii) permit transfer, upon the Grantee's death, to beneficiaries designated by the Grantee in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of
               Section 422(b)(5) of the Code.

         (iii) grant Non-Qualified Stock Options that are transferable in accordance with such transferability restrictions, if any, as may be imposed by Rule 16b-3, as hereafter amended, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to immediate family members of the Grantee or to trusts or partnerships for such family members if Rule 16b-3 under the Exchange Act is amended to permit restricted or unrestricted transfers of derivative securities granted under plans intended to qualify for the exemption provided by such rule.

   3.05 Change in Ownership. In the event of (x) a dissolution or liquidation of the Company, (y) a merger or consolidation in which the Company is not the surviving corporation, or (z) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to each Grantee, at the time of adoption of the plan for liquidation, dissolution, merger, consolidation or reorganization, either (i) a reasonable time thereafter within which to exercise the Option or other award, prior to the effectiveness of such liquidation, dissolution, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or
(ii) the right to exercise the Option or award (or a substitute Option or award) as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.

   3.06  Adjustment Upon Changes in Capitalization.

         (a) Changes in Capitalization. If the number of shares of Common Stock of the Company as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to this Plan, and in the number, kind, and per share exercise price of the shares of Common Stock subject to unexercised Options, rights and other awards or portions thereof granted prior to any such change. Any such adjustment in an outstanding Option or award, however, shall be made without a change in the total price applicable to the unexercised portion of the Option or award but with a corresponding adjustment in the price for each share covered by the Option or award.

         (b) Acquisition. Upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of all or substantially all of the property of the Company to another corporation, provision shall be made in connection with such transaction for the assumption of the Plan and the Options and awards theretofore granted by the successor corporation. Provision may, alternatively, be made for the substitution for such Options and awards of new options and awards of the successor corporation or a parent or subsidiary thereof. In any such case, appropriate adjustment as to the number and kind of shares and the per share exercise prices shall be made. No fractional shares of stock shall be issued under the Plan on account of any adjustment specified above.

        (c) Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, this Plan and the Options and issued thereunder shall terminate.

   3.07 Additional Conditions. Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions (including, without limitation, restrictions on transferability), in addition to those specifically provided in the Plan, as the Committee may impose.

   3.08 No Right to Employment. Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any Employee any right to continue in the employ of the Company or any of its Subsidiaries nor shall anything in the Plan affect the right of the Company or any of its Subsidiaries to terminate the employment of any Employee, with or without cause.

   3.09 Legal Restrictions. The Company will not be obligated to issue shares of Common Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to permit the exercise of any Option.

   3.10 No Rights as Shareholders. No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option or award until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options and awards shall not affect: the right or power of the Company or its stockholders to make adjustments, recapitalization, reorganizations or other changes in the Company's capital structure; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

   3.11 Choice of Law. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws). Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws), without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

   3.12 Amendment, Suspension and Termination of Plan. The Board may at any time terminate, suspend or amend the Plan; however, no such amendment shall, without the approval of the shareholders of the Company:

        (i) increase the aggregate number of shares which may be issued in connection with Options and other awards;

        (ii)  change the Option exercise price;

        (iii) increase the maximum period during which awards may be exercised;

        (iv)  extend the effective period of the Plan; or

        (v) materially modify the requirements as to eligibility for participation in the Plan.